EXHIBIT 99.1

TOGA LIMITED CLARIFIES IT IS NOT AFFILIATED WITH TOGA NETWORKS

PETALING JAYA, 25 August 2020 - TOGA LIMITED (OTC: TOGL) Toga Limited (the “Company”), is a technology company with locations in the United States and throughout Asia.  The Company recently became aware of the U.S. Department of Commerce Bureau of Industry and Security’s expansion of a final rule related to Huawei Technologies Co., Inc. (“Huawei”) to include 38 non-U.S. Huawei affiliates on the Entity List, one of which is “Toga Networks Ltd.”  The Company desires to clarify that it is not affiliated with Toga Networks Ltd., which is an Israel-based company that provides advanced technology research and high-level design for the IT and telecommunications markets.  Toga Networks Ltd. was acquired by Huawei in 2016 and essentially serves as Huawei’s Israeli research and development center.

Contact:

Alexander D. Henderson

TOGA LIMITED, 2575 McCabe Way, Suite 100 Irvine, CA 92614

(949) 333-1603

info@togalimited.com